Exhbit 99.02

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

212.668.0340

News Release

For Immediate Release

Investor/Media Contact: Peter R. Poillon

(212) 208-3333

ppoillon@ambac.com

Web site: www.ambac.com

AMBAC FINANCIAL GROUP, INC. ANNOUNCES

FIRST QUARTER NET INCOME OF $171.6 MILLION, UP 24%

First Quarter Net Income Per Diluted Share of $1.55, up 22%,

First Quarter Adjusted Gross Premiums Written(1) $258.8 million, down 20%

NEW YORK, April 21, 2004—Ambac Financial Group, Inc. (NYSE: ABK) (Ambac) today announced first quarter 2004 net income of $171.6 million, or $1.55 per diluted share. This represents a 24% increase from first quarter 2003 net income of $137.9 million, and a 22% increase in net income per diluted share from $1.27 per diluted share in the first quarter of 2003.

Net Income Per Diluted Share

Ambac presents net income and net income per diluted share. These measures are computed in accordance with accounting principles generally accepted in the United States of America (GAAP). However, the research analysts have not adjusted their reporting of earnings to a strictly GAAP basis. In order to assist investors in their understanding of quarterly results, Ambac will provide other useful information.

Earnings measures reported by research analysts typically exclude net gains and losses from sales of investment securities and mark-to-market gains and losses on credit derivative contracts and derivative hedge contracts (“net security gains and losses”) and non-recurring items. Certain research analysts further exclude the impact of accelerated premiums earned on guaranteed obligations that have been refunded (“refundings”). During the first quarter 2004, net security gains and losses had a net income effect of $6.3 million, $0.05 on a per diluted share basis. Refundings had a net income effect of $8.7 million, or $0.08 per diluted share for the first quarter 2004. Table I, below, provides first quarter comparisons for the years 2004 and 2003.

Ambac First Quarter 2004 Earnings/2

Table I

	First Quarter
	2004	2003	% Change
Net income per diluted share	$1.55	$1.27	+22%
Effect of net security gains	$(0.05)	$(0.02)	n.a.
Non-recurring items(1)	$0.00	$0.04	n.a.
Sub-total excluding effect of net security gains/losses and non-recurring items(2)	$1.50	$1.29	+16%
Effect of refundings	$(0.08)	$(0.06)	n.a.
Sub-total excluding items	$1.42	$1.23	+15%

(1)	2003 amount represents the write off of previously deferred issuance expenses related to redeemed debentures.
(2)	Consensus earnings that are reported by earnings estimate services, such as First Call, are on this basis, which excludes net security gains and losses and non-recurring items.

Commenting on the overall results, Ambac President and CEO, Robert J. Genader, noted, “Ambac achieved solid bottom line growth with both earnings and returns meeting or exceeding our long-term targets. Top line activity was acceptable considering the scarcity of large, high-premium deals in the market. In recent weeks, transaction flow and average size has picked up. Given the continued expansion of the worldwide debt capital markets, we remain encouraged about future opportunities.”

Revenues

Highlights

Adjusted gross premiums written(1) in the first quarter of 2004 were $258.8 million, down 20% from the first quarter of 2003 of $322.4 million. Premium growth in public finance was more than offset by declines in structured and international finance. Business opportunities and flow during the quarter were encouraging, however, there were relatively few large transactions closed during the quarter. This compares to the first quarter 2003, which had several large transactions close including one international transportation deal that represented almost 20% of the total adjusted gross premiums written in that quarter.

In public finance, Ambac continues to see strong business flow in many areas. Transactions guaranteed during the quarter included strong writings in the health care, general obligation, municipal lease and education sectors of the market. In structured finance, acceptable business activity in consumer and certain commercial asset-backed securitizations was more than offset by the decline in collateralized debt obligations and mortgage-backed securities. Activity in international finance remains strong across several sectors, however, as noted above, the comparable quarter of 2003 had a very large transportation transaction close, resulting in a difficult comparison.

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Ambac First Quarter 2004 Earnings/3

A breakdown of adjusted gross premiums written by market sector is included below as Table II.

Table II

Adjusted Gross Premiums Written

$-millions	First Quarter
	2004	2003	% Change
Public Finance	$96.9	$78.1	+24%
Structured Finance	77.2	117.7	- 34%
International	84.7	126.6	- 33%

Total	$258.8	$322.4	- 20%

•	Net premiums written in the first quarter of 2004 of $192.5 million were 16% higher than net premiums written of $166.1 million in the same period of 2003. In the first quarter of 2004, $33.9 million in ceded premiums offset gross premiums written. In the first quarter of 2003, ceded premiums were $31.2 million. Ceded premiums as a percentage of gross premiums written were 15.0% and 15.8% for the first quarter of 2004 and 2003, respectively.

•	Net premiums earned and other credit enhancement fees for the first quarter of 2004 were $176.9 million, which represented a 22% increase from the $145.1 million earned in the first quarter of 2003. Net premiums earned increased for all market segments. Public finance, our most mature market segment, continues to exhibit a strong growth trend as its earned premium grew 19%, enhanced by the company’s continued focus on structured municipal transactions. Both structured finance and international grew 23%. The exceptional growth in earned premium in the structured finance and international segments that has been exhibited over the past several years has moderated as those lines of business have grown significantly in the past few years, resulting in more difficult comparisons quarter on quarter. Additionally, lower writings of collateralized debt obligations and mortgage-backed securities over recent quarters and the continued high level of pay-downs in the mortgage-backed securities book impacted earned premiums in those two segments.

Net premiums earned includes accelerated premiums, which result from refundings and calls recognized during the quarter. Accelerated premiums were $15.2 million in the first quarter of 2004 (which had a net income per diluted share effect of $0.08), up 25% from $12.2 million ($0.06 per diluted share) in accelerated premiums in the first quarter of 2003. The current low interest rate environment has prompted the relatively high level of accelerated premiums. When interest rates rise in the future, accelerated premiums should decline.

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Ambac First Quarter 2004 Earnings/4

A breakdown of net premiums earned and other credit enhancement fees by market sector are included below as Table III. Normal net premiums earned exclude accelerated premiums that result from refundings and calls.

Table III

Net Premiums Earned and Other Credit Enhancement Fees

$-millions	First Quarter		% Change
	2004	2003
Public Finance	$48.9	$41.0	+ 19%
Structured Finance	65.8	53.6	+ 23%
International	47.0	38.3	+ 23%

Total Normal Premiums/Fees	$161.7	$132.9	+ 22%
Accelerated Premiums	15.2	12.2	+ 25%

Total	$176.9	$145.1	+ 22%

•	Net investment income for the first quarter of 2004 was $86.7 million, representing an increase of 13% from $76.6 million in the comparable period of 2003. This increase was due primarily to the growth in the investment portfolio from ongoing collection of financial guarantee premiums. Investment income was also positively impacted by the proceeds from Ambac’s debt offering in February 2003. The growth was partially offset by lower reinvestment rates.

•	Financial services revenues, which is composed of gross interest income less gross interest expense from investment and payment agreements plus revenue from derivative products and excludes net realized investment gains and losses, were $17.1 million in the first quarter of 2004, 54% higher than $11.1 million in revenues for the first quarter of 2003. Net investment and payment agreement revenue increased 73% from the comparable prior period primarily due to improved interest spreads. Revenue from derivative products was up 34% from prior year due primarily to two attractive transactions during the quarter.

Expenses

Highlights

•	Financial guarantee expenses of $44.1 million for the first quarter of 2004 increased by 38% over the $32.0 million of expenses for the same quarter of 2003. This increase was primarily due to additions to the loss provision and higher compensation expense. The loss provision increased from $9.8 million in the first quarter of 2003, to $17.5 million in the first quarter of 2004, reflecting the impact of the recent credit cycle on our financial guarantee portfolio. The loss provision for the fourth quarter of 2003 was $16.8 million. The higher compensation expense is reflective of the global opportunities as we continue to expand our resources to meet demand for our product.

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Ambac First Quarter 2004 Earnings/5

•	Financial services other expenses, which represent the actual operating expenses for the segment, amounted to $3.7 million for the first quarter of 2004, up 23% from $3.0 million for the first quarter of 2003.

Other Items

•	Total net securities gains/(losses) for the first quarter of 2004 were $9.7 million, or $0.05 per diluted share, consisting of net realized gains on investment securities of $17.8 million, net mark-to-market gains on credit derivatives of $6.9 million and net mark-to-market losses on derivative economic hedge contracts of ($15.0) million. The losses on derivative hedge contracts relate almost entirely to mark-to-market on interest rate hedge contracts in Ambac’s medium-term note funding conduit. The results from the medium-term note funding conduit are included in “Other (loss)/income” in the Consolidated Statements of Operations. For the first quarter of 2003, net securities gains/(losses) were $2.8 million, or $0.02 per diluted share, consisting of net realized gains on investment securities of $14.3 million, net mark-to-market losses on credit derivatives of ($12.2) million and net mark-to-market gains on derivative hedge contracts of $0.7 million.

•	Interest expense for the first quarter of 2004 was $13.6 million, up 9% from $12.5 million for the first quarter of 2003. The increase is primarily attributable to the $200 million, 5.95% debt, due February 28, 2103, issued in February 2003.

•	Corporate expense for the first quarter of 2004 was $2.2 million, compared to $8.3 million for the first quarter of 2003. The first quarter 2003 expense includes a $6.5 million write-off ($4.2 million after-tax) of previously deferred issuance expenses related to the 1998 issuance of $200 million, 7.08% debentures, that were redeemed last year.

Balance Sheet

Highlights

•	Total assets as of March 31, 2004 were $17.46 billion, up 4% from total assets of $16.75 billion at December 31, 2003. This increase was due primarily to cash generated from business written during the period. As of March 31, 2004, stockholders’ equity was $4.53 billion, a 7% increase from year-end 2003 stockholders’ equity of $4.25 billion. The increase stemmed primarily from net income during the period.

Annual Meeting of Stockholders

As previously announced, the Board of Directors set the 2004 Annual Meeting of Stockholders for Tuesday, May 4, 2004, at 11:30 a.m. in New York City. The record date for determining stockholders entitled to notice of, and to vote at, the annual meeting was the close of business, March 9, 2004.

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Ambac First Quarter 2004 Earnings/6

Forward-Looking Statements

This release, in particular the President and Chief Executive Officer’s remarks, contains statements about our future results that may be considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution you that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the factors that could cause actual results to differ materially are (1) changes in the economic, credit, or interest rate environment in the United States and abroad; (2) the level of activity within the national and worldwide debt markets; (3) competitive conditions and pricing levels; (4) legislative and regulatory developments; (5) changes in tax laws; (6) the policies and actions of the United States and other governments; and (7) other risks and uncertainties that have not been identified at this time. We undertake no obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved, except as required by law.

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Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac’s principal operating subsidiary, Ambac Assurance Corporation, a leading guarantor of public finance and structured finance obligations, has earned triple-A ratings, the highest ratings available from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, Fitch, Inc. and Rating and Investment Information, Inc. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).

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Ambac First Quarter 2004 Earnings/7

Footnotes

(1)	Adjusted gross premiums written, which is not promulgated under GAAP, is used by management, equity analysts and investors to measure Ambac’s financial results. Adjusted gross premiums written, which Ambac reports as analytical data, are defined as gross (direct and assumed) up-front premiums written plus the present value of estimated installment premiums written on insurance policies and structured credit derivatives issued in the period. The definition of adjusted gross premiums written used by Ambac may differ from definitions of adjusted gross premiums written used by other public holding companies of financial guarantors. The following table reconciles adjusted gross premiums written to gross premiums written calculated in accordance with GAAP:

$-millions	First Quarter
	2004	2003
Adjusted gross premiums written	$258.8	$322.4
Present value of estimated installment premiums written on insurance policies and structured credit derivatives issued in the period	(139.6)	(220.8)

Gross up-front premiums written	$119.2	$101.6
Gross installment premiums written on insurance policies	107.2	95.6

Gross premiums written	$226.4	$197.2

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Ambac First Quarter 2004 Earnings/8

Ambac Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

For the Three Months Ended March 31, 2004 and 2003

(Dollars in Thousands Except Share Data)

	Three Months Ended March 31,
	2004	2003
Revenues:
Financial Guarantee:
Gross premiums written	$226,434	$197,219
Ceded premiums written	(33,886)	(31,168)

Net premiums written	$192,548	$166,051

Net premiums earned	$165,435	$134,752
Other credit enhancement fees	11,436	10,364

Net premiums earned and other credit enhancement fees	176,871	145,116
Net investment income	86,704	76,595
Net realized investment gains	11,871	13,943
Net mark-to-market gains (losses) on credit derivative contracts	6,962	(12,176)
Variable interest entity	1,061	—
Other (loss) income	(12,219)	825
Financial Services:
Interest from investment and payment agreements	52,350	58,996
Other revenue	7,420	5,547
Net realized investment gains	5,951	308
Net mark-to-market gains on derivative hedge contracts	63	677
Corporate:
Net investment income	370	931
Net realized investment losses	(24)	—

Total revenues	337,380	290,762

Expenses:
Financial Guarantee:
Losses and loss expenses	17,500	9,800
Underwriting and operating expenses	25,654	22,166
Variable interest entity	904	—
Financial Services:
Interest from investment and payment agreements	42,692	53,432
Other expenses	3,695	2,957
Interest	13,625	12,454
Corporate	2,189	8,273

Total expenses	106,259	109,082

Income before income taxes	231,121	181,680
Provision for income taxes	59,366	43,618

Income from continuing operations	171,755	138,062

Discontinued operations:
Loss from discontinued operations	(240)	(231)
Income tax benefit	(96)	(92)

Net loss from discontinued operations	(144)	(139)

Net income	$171,611	$137,923

Earnings per share:
Income from continuing operations	$1.59	$1.30
Discontinued operations	$0.00	$0.00

Net income	$1.59	$1.30

Earnings per diluted share:
Income from continuing operations	$1.55	$1.27
Discontinued operations	$0.00	$0.00

Net income	$1.55	$1.27

Weighted average number of common shares outstanding:
Basic	107,769,564	106,050,379

Diluted	110,397,003	108,737,211

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Ambac First Quarter 2004 Earnings/9

Ambac Financial Group, Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2004 and December 31, 2003

(Dollars in Thousands Except Share Data)

	March 31, 2004	December 31, 2003
	(unaudited)
Assets

Investments:
Fixed income securities, at fair value (amortized cost of $12,671,020 in 2004 and $12,403,247 in 2003)	$13,240,910	$12,860,068
Fixed income securities pledged as collateral, at fair value (amortized cost of $693,448 in 2004 and $662,046 in 2003)	696,089	661,422
Short-term investments, at cost (approximates fair value)	226,451	250,382
Other, at fair value (cost of $4,543 in 2004 and $4,528 in 2003)	4,591	4,417

Total investments	14,168,041	13,776,289
Cash	20,046	24,449
Securities purchased under agreements to resell	147,000	54,015
Receivable for securities sold	17,823	4,425
Investment income due and accrued	125,957	159,439
Reinsurance recoverable on paid and unpaid losses	3,266	3,030
Prepaid reinsurance	328,254	325,461
Deferred acquisition costs	176,523	175,296
Loans	832,959	837,981
Derivative product assets	1,394,449	1,146,408
Variable interest entity	170,663	189,482
Other assets	72,467	51,039

Total assets	$17,457,448	$16,747,314

Liabilities and Stockholders’ Equity

Liabilities:
Unearned premiums	$2,576,080	$2,545,490
Losses and loss expense reserve	230,810	189,414
Ceded reinsurance balances payable	17,043	15,383
Obligations under investment and payment agreements	6,612,176	6,545,759
Obligations under investment repurchase agreements	474,951	530,644
Securities sold under agreement to repurchase	163,200	225,500
Deferred income taxes	229,281	171,058
Current income taxes	52,769	43,176
Debentures	791,791	791,775
Accrued interest payable	47,012	73,941
Derivative product liabilities	1,175,826	946,178
Other liabilities	227,659	222,126
Variable interest entity	170,663	189,482
Payable for securities purchased	158,659	2,830

Total liabilities	12,927,920	12,492,756

Stockholders’ equity:
Preferred stock	—	—
Common stock	1,084	1,073
Additional paid-in capital	646,989	606,468
Accumulated other comprehensive income	353,500	266,919
Retained earnings	3,534,042	3,380,098
Common stock held in treasury at cost	(6,087)	—

Total stockholders’ equity	4,529,528	4,254,558

Total liabilities and stockholders’ equity	$17,457,448	$16,747,314

Number of shares outstanding (net of treasury shares)	108,314,639	107,144,148

Book value per share	$41.82	$39.71

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Ambac First Quarter 2004 Earnings/10

Ambac Financial Group, Inc. and Subsidiaries

Supplemental Analytical Data: Components of Adjusted Book Value Per Share (1)

March 31, 2004 and December 31, 2003

	March 31, 2004	December 31, 2003
Book value	$41.82	$39.71
After-tax value of:
Net unearned premium reserve less deferred acquisition costs	12.43	12.41
Present value of future installment premiums	9.64	9.44
Unrealized loss on investment agreement liabilities	(0.66)	(0.29)

Adjusted book value	$63.23	$61.27

(1)	Adjusted book value (ABV), which is not promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP), is used by management, equity analysts and investors as a measurement of the Company’s intrinsic value with no benefit given for ongoing business activity. Management derives ABV by beginning with stockholders’ equity (book value) and adding or subtracting the after-tax value of: the net unearned premium reserve; deferred acquisition costs; the present value of estimated net future installment premiums; and the unrealized gain or loss on investment agreement liabilities. These adjustments will not be realized until future periods and may differ materially from the amounts used in determining ABV. The definition of ABV used by the Company may differ from definitions of ABV used by other public holding companies of financial guarantee insurers.

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Ambac First Quarter 2004 Earnings/11

Ambac Assurance Corporation

Statutory Accounting, Financial and Capital Information (1)

March 31, 2004 and December 31, 2003

(Dollars in Thousands, Except Ratios)

	March 31, 2004	December 31, 2003
Capital and Claim-Paying Resources:
Contingency reserve	$1,843,834	$1,786,316
Capital and surplus	2,876,953	2,739,675

Qualified statutory capital	4,720,787	4,525,991
Unearned premiums	2,688,920	2,649,273
Losses and loss adjustment expenses	89,972	54,698

Policyholders’ reserves	7,499,679	7,229,962
Third party capital support (2)	800,000	800,000
Present value of future installment premiums	1,605,473	1,555,611

Total claims paying resources	$9,905,152	$9,585,573

Net financial guarantees in force	$629,468,095	$625,563,637

Capital ratio (3)	133:1	138:1

Financial resources ratio (4)	64:1	65:1

(1)	Information for Ambac Assurance Corporation, Connie Lee Insurance Company and Ambac Assurance UK Limited are combined for purposes of this schedule.
(2)	Third party capital support represents pre-funded capital which provides for the unconditional ability to issue up to $800 million of preferred stock to high quality asset-backed investment vehicles.
(3)	Capital ratio is net financial guarantees in force divided by qualified statutory capital.
(4)	Financial resources ratio is net financial guarantees in force divided by total claims paying resources.

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Ambac First Quarter 2004 Earnings/12

Ambac Assurance Corporation and Subsidiaries

Capitalization Table - GAAP

March 31, 2004 and December 31, 2003

(Dollars in Millions)

The following table sets forth Ambac Assurance’s consolidated capitalization as of March 31, 2004 and December 31, 2003, respectively, on the basis of accounting principles generally accepted in the United States of America.

	March 31, 2004	December 31, 2003
	(unaudited)
Unearned premiums	$2,583	$2,553
Notes payable to affiliate	165	84
Other liabilities	2,659	2,197

Total liabilities	5,407	4,834

Stockholder’s equity:
Common stock	82	82
Additional paid-in capital	1,156	1,144
Accumulated other comprehensive income	285	243
Retained earnings	3,589	3,430

Total stockholder’s equity	5,112	4,899

Total liabilities and stockholder’s equity	$10,519	$9,733